UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2006

SBS Technologies, Inc.
(Exact name of registrant as specified in charter)

New Mexico (State or other jurisdiction of incorporation)	1-10981 (Commission File Number)	85-0359415 (I.R.S. Employer Identification No.)

7401 Snaproll NE
Albuquerque, New Mexico 87109
(Address of principal executive offices) (Zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2006, SBS Technologies, Inc. entered into an amendment to the Company's revolving line of credit agreement with Wells Fargo Bank National Association (Second Amendment to Credit Agreement). The second amendment allows for the renewal of the Revolving Line of Credit Note issued under the credit agreement. The credit agreement, as amended, provides for borrowings for working capital and general corporate purposes of up to $20 million and any outstanding borrowings are due and payable in full on March 28, 2007. As of March 30, 2006, there were no borrowings outstanding under the agreement.

A copy of the Second Amendment to Credit Agreement between SBS Technologies, Inc., and Wells Fargo Bank National Association effective March 30, 2006 is attached hereto as Exhibit 10-dd. In addition, a copy of the Revolving Line of Credit Note with Wells Fargo Bank National Association, effective March 30, 2006, is attached hereto as Exhibit 10-de.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As of March 30, 2006, there were no borrowings outstanding under the Company's credit agreement.

The information set forth under Item 1.01, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10-dd *	Second Amendment to Credit Agreement between SBS Technologies, Inc. and Wells Fargo Bank National Association effective March 30, 2006.
10-de *	Revolving Line of Credit Note with Wells Fargo Bank National Association, effective March 30, 2006.
* Provided in PDF format as a courtesy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ James E. Dixon Jr.
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: March 30, 2006

EXHIBIT INDEX
Exhibit Number	Description

10-dd *	Second Amendment to Credit Agreement between SBS Technologies, Inc. and Wells Fargo Bank National Association effective March 30, 2006.
10-de *	Revolving Line of Credit Note with Wells Fargo Bank National Association, effective March 30, 2006.

* Also provided in PDF format as a courtesy